FUND PARTICIPATION AGREEMENT


     THIS AGREEMENT is made this ___ day of _______, ___, between Seligman Portfolios, Inc., an open-end management investment company organized as a Maryland Corporation (the "Fund"), and ____________, a life insurance company organized under the laws of the State of ________________ (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Account").


                              W I T N E S S E T H :


     WHEREAS, the Fund is a registered open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has filed a currently effective registration statement to offer and sell of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

     WHEREAS, the shares of the Fund are divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

     WHEREAS, the Fund has applied for an order from the Securities and Exchange Commission ("SEC") granting Participating Insurance Companies (as defined in the Fund's application for such order) and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and

     WHEREAS, the Company has registered or will register certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts"); and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, the Company desires to utilize shares of one or more Portfolios as an investment vehicle of the Accounts;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I.
                               Sale of Fund Shares

     1.1. The Fund shall make [Class 1/Class 2] shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Fund (or its agent), as established in accordance with the provisions of the then current prospectus of the Portfolio or Portfolios. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.2. The Fund will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Fund (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Fund. The Fund shall make payment for such shares in the manner established from time to time by the Fund, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

     1.3. For the purposes of Sections 1.1 and 1.2, the Fund hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Fund provided that (i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and (ii) the Fund receives notice of such orders by 10:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

     1.4.  Purchase  orders that are  transmitted to the Fund in accordance with
Section 1.3 shall be paid for on the same Business Day that the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire.


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


     1.5. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

     1.6. The Fund shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.7. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall us its best efforts to make such net asset value per share available by 6 p.m. New York time.

     1.8. The Fund agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Fund shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

     1.9. The Fund and the Company agree that they shall amend any provision of this Agreement to the extent that it is inconsistent with any condition imposed by the SEC in the Exemptive Order.

                                   ARTICLE II.
                           Obligations of the Parties

     2.1. The Fund shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the cost of registration and qualification of its shares, preparation and filing of the documents listed in this section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

     2.2. At the option of the Company, the Fund shall either (i) provide the Company (at the Company's expense) with as many copies of the Fund's or the relevant Portfolio's current prospectus, annual reports, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (ii) provide the Company with a camera ready copy of such documents in a form suitable for printing. The Fund shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Fund (at its expense) shall provide the Company with copies of any Fund-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.

     2.3. The Company shall bear the costs of printing and distributing the Fund's or the relevant Portfolio's prospectus, statement of additional information, shareholder reports and other shareholder communications to owners of and applicants for policies for which the Fund is serving or is to serve as an investment vehicle. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

     2.4 The Company agrees and acknowledges that the Fund's manager, J. & W. Seligman & Co. Incorporated ("Seligman"), is the sole owner of the name and mark "Seligman" and that all use of any designation comprised in whole or part of Seligman (a "Seligman Mark") under this Agreement shall inure to the benefit of Seligman. Except as provided in section 2.5, the Company shall not use any Seligman Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Seligman. Upon termination of this Agreement for any reason, the Company shall cease all use of any Seligman Mark(s) as soon as reasonably practicable.

     2.5. The Company shall fully disclose in each Contract prospectus any fees paid or to be paid by the relevant Portfolio under a plan adopted pursuant to Rule 12b-1 of the 1940 Act. The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of each Contract prospectus or statement of additional information in which the Fund or Seligman is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of advertising, sales literature or other promotional material in which the Fund or Seligman is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

     2.6. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or Seligman in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statements, or in any advertisements, sales literature or other promotional material approved by the Fund or its designee, except as required by legal process or regulatory authorities or with the written permission of the Fund or its designee.

     2.7. The Fund shall not give any information or make any representations or statements on behalf of the Company, or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including advertisements, sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

     2.8. So long as, and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable policyowners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Fund. The Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund. With respect to each Account, the Company will vote shares of the Fund held by the Account and for which no timely voting instructions for policyowners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

     2.9 The Company shall establish and disclose to Contract owners a reasonable policy designed to discourage frequent and disruptive purchases and redemptions of Fund shares by Contract owners and shall cooperate with the Fund to minimize the impact on the Fund of such transactions.

                                  ARTICLE III.
                         Representations and Warranties

     3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of _______ and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

     3.2. The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     3.3. The Company represents that it has full power and authority under applicable law and has taken all actions necessary, to enter into this Agreement. The Company represents and warrants that the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

     3.4. The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

     3.5. The Fund represents and warrants that the Fund shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Fund shall be registered under the 1940 Act prior to any issuance or sale of such shares. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall make notice or other filings in accordance with the laws of the various states only if and to the extent deemed necessary by the Fund.

     3.6 The Fund represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

     3.7 The Fund represents that it has full power and authority under applicable law and has taken all actions necessary, to enter into this Agreement.

                                   ARTICLE IV.
                               Potential Conflicts

     4.1. The parties acknowledge that the Fund's shares may be made available for investment to other Participating Insurance Companies and qualified pension and retirement plans ("Qualified Plans"). In such event, the Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies and of Qualified Plans. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

     4.2. The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Exemptive Order by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contact owner voting instructions.

     4.3 If it is determined by a majority of the Directors, or a majority of its disinterested Directors, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (i) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable, life insurance contract owners that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (ii) establishing a new registered management investment company or managed separate account.

     4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account if requested by the Fund's Directors, terminate this Agreement with respect to such Account within six months after the Directors inform the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Until the end of such six month period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

     4.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and, if requested by the Fund's Directors, terminate this Agreement with respect to such Account within six months after the Directors inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Until the end of such six month period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

     4.6. For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Directors.

     4.7. The Company and Seligman shall at least annually submit to the Directors such reports, materials or data as the Directors may reasonable request so that the Directors may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.

     4.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                   ARTICLE V.
                                 Indemnification

     5.1. Indemnification By the Company. The Company agrees to indemnify and hold harmless the Fund and each of its Directors, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in any advertising, sales literature or other promotional literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, or subject to its authorization or supervisions with respect to the sale or acquisition of the Contracts or Fund shares; or

          (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in
     Section  5.2(a) or the
     omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or

          (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     5.2 Indemnification By the Fund. The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

          (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto), (collectively, "Fund Documents" for the purposes of this Article
     V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, or subject to its authorization or supervision with respect to the sale or acquisition of the Contracts or Fund shares; or

          (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund; or

          (d) arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

     5.3. Neither the Company nor the Fund shall be liable under the indemnification provisions of sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     5.4. Neither the Company nor the Fund shall be liable under the indemnification provisions of sections 5.1 or 5.2, as applicable, with respect to any claim made against any Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of sections 5.1 and 5.2.

     5.5. In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE VI.
                                   Termination

     6.1. This Agreement may be terminated by either party for any reason by ninety (90) days advance written notice delivered to the other party.

     6.2. Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Company, continue to make available additional shares of the Fund (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in section 2.3.

     6.3. The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.8 shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of the Contract owners in accordance with section 6.2.

                                  ARTICLE VII.
                                     Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to the Fund:
                           100 Park Avenue
                           New York, New York  10017

                           Attention:  General Counsel, Law & Regulation


                  If to the Company:

                           ______________________________

                           ______________________________

                           ______________________________

                           Attention:   _________________


                                  ARTICLE VIII.
                                  Miscellaneous

     8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of New York. Each party hereto unconditionally submits to the jurisdiction of any New York state court or federal court of the United States sitting in New York City, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement.

     8.5  The  parties  to  this  Agreement   acknowledge  and  agree  that  all
liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Director, officer, agent or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

     8.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     8.8. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     8.9. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

     8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

     8.11 This Agreement constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.


Seligman Portfolios, Inc.                            (Insurance Company)

By:                                         By:
   ---------------------------                  -------------------------------
Name:                                       Name:
     -------------------------                    -----------------------------
Title:                                      Title:
      ------------------------                     ----------------------------

                                   Schedule A



                   Separate Accounts and Associated Contracts


Names of Separate Account and                               Contracts Funded
Date Established by Board of Directors                      By Separate Account
--------------------------------------                      -------------------












                                      A-1